Exhibit 10.45

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of January 1, 2018 (the “Effective Date”) by and between CynergisTek, Inc., a Delaware corporation (f/k/a Auxilio, Inc., a Nevada corporation) (“Company”), and Paul T. Anthony (“Executive”).

RECITALS

A. Company and Executive are parties to that certain Executive Employment Agreement dated as of January 1, 2016 (the “Employment Agreement”).  Unless otherwise indicated, all capitalized terms herein shall have the meanings assigned to them in the Employment Agreement; and

B.Pursuant to Section 14 of the Employment Agreement, Company and Executive desire to amend the Employment Agreement pursuant to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, Company and Executive hereby agree as follows:

1.Section 3.1 of the Employment Agreement is hereby amended by deleting Section 3.1 in its entirety and replacing it with the following:

3.1Initial Term.  The employment relationship pursuant to this Agreement shall be for an initial term commencing on the Effective Date set forth above and continuing through December 31, 2020 (“Initial Term”), unless sooner terminated in accordance with paragraph 7 below.

2.Section 4.3 of the Employment Agreement is hereby amended by deleting paragraph 4.3 in its entirety and replacing it with the following:

4.3Equity Compensation.  From time to time, Executive may be granted certain equity incentive awards as determined by the Company’s Board of Directors.

3.Exhibit A to the Employment Agreement is hereby amended by deleting the first paragraph of Exhibit A with the heading Base Pay in its entirety and replacing it with the following:

Base Pay: Executive will be entitled to an annual base salary (“Base Salary”) as follows: $284,700 for the 2018 calendar year and $309,700 for the 2019 calendar year. The Base Salary for the 2020 calendar year will be determined by the Company’s Board of Directors at the end of the 2019 calendar year.

4.Exhibit A to the Employment Agreement is hereby amended by deleting (i) the paragraph immediately following the heading Incentive Compensation of Exhibit A and (ii) items 1, 2, 3 and 4 under the heading Incentive Compensation of Exhibit A and replacing them in their entirety with the following:

Executive will be eligible to receive an annual bonus (“Bonus”), calculated as follows:

1.  At the end of the 2018 calendar year, Executive shall be eligible for a Bonus of up to $185,625, the terms of which will be finalized by the Company’s Board of Directors before the end of the 2017 calendar year in line with the completion and presentation of the 2018 financial plan.

2.  Executive shall be eligible for a Bonus of an amount equal to 67.5% of Executive’s Base Salary at the end of each of the calendar years 2019 and 2020.

5.All other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the Effective Date.

CYNERGISTEK, INC.	PAUL T. ANTHONY
a Delaware corporation

By:
Its:

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